UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K/A

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 9, 2005

______________

ANGELCITI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

______________

Nevada	000-30213	52-2043569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9000 SHERIDAN STREET, SUITE 7, PEMBROKE PINES, FL 33024

(Address of Principal Executive Office) (Zip Code)

800-908-9574

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01

Entry into a Material Definitive Agreement

On June 9, 2005, AngelCiti Entertainment, Inc. (“AngelCiti”) entered into an Acquisition Agreement (the “Agreement”) with VT Enterprises, Ltd. (“VT”) to immediately acquire a 10% interest in Carib Gaming (“Carib”), a land based gaming operator located on the Turks & Caicos Islands, with an obligation to purchase an additional 65% of Carib and an option to purchase the remaining 25% of Carib subject to certain milestones. A copy of that Agreement is attached hereto as an Exhibit. On November 15, 2005 VT elected to exercise its rights under Section 6 of the Agreement and has re-purchased its 10% interest in Carib that it sold to AngelCiti on June 9, 2005 for a re-purchase price of $575,000 which involved a cancellation of a Promissory Note in the amount of $520,000 made by AngelCiti payable to VT and the repayment of the remainder in cash, less any amounts of interest owed by AngelCiti to VT pursuant to the Promissory Note.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.	Description
1.01	Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANGELCITI ENTERTAINMENT, INC.

By:	/s/ GEORGE GUTIERREZ
George Gutierrez President

Date:   November 15, 2005

3